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                                                              EXHIBIT 21.1

                                 SUBSIDIARIES

Lasiris Holdings, Inc.
Radiant Asiatec Pte. Ltd.
Stocker & Yale Foreign Sales Corporation
Stocker & Yale Hong Kong, Ltd.